Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                     ARRAN2005

Arran Funding Limited - Series:              05-B

ABS - Credit Card - Bank, Closing Date:      December 15, 2005

As at:                                       April 18, 2006

                       RATING (S&P/Moodys/Fitch)       POOLFACTOR       PAY        NEXT PAY                     COUPON
TRANCHE     CURRENCY   ORIGINAL       CURRENT      ORIGINAL  CURRENT  FREQUENCY      DATE             BASIS                CURRENT
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
Class A1      USD     AAA /Aaa/AAA  AAA /Aaa/AAA      100%     100%   Quarterly   15 Jun 2006 3 Mth $ LIBOR + 0.05%        4.96000%
Class A2      EUR     AAA /Aaa/AAA  AAA /Aaa/AAA      100%     100%    Monthly    18 Apr 2006 1 Mth EURIBOR +0.09%         2.72300%
Class A3      GBP     AAA /Aaa/AAA  AAA /Aaa/AAA      100%     100%   Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +0.09%   4.67219%
Class B3      GBP        A/A1/A        A/A1/A         100%     100%   Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +0.26%   4.84219%
Class C1      USD     BBB/Baa2/NR    BBB/Baa2/NR      100%     100%   Quarterly   15 Jun 2006 3 Mth $ LIBOR +0.40%         5.31000%
Class C3      GBP     BBB/Baa2/NR    BBB/Baa2/NR      100%     100%   Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +0.46%   5.04219%

             Scheduled start of Controlled Accumulation Period:    1 June, 2009
             Expected maturity:                                    15 December, 2010
             Legal final maturity:                                 15 December, 2012
             Structure:                                            Sr/sub Seq Pay
             Tax Election:                                         Debt
             Amort. Type:                                          Soft Bullet
             Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
             Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
             Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
             Trustee:                                              Bank of New York (The)
             Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance
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Month end         Gross        Expense        Gross Charge     Net Charge         Excess          Excess        Transferor Interest
                Yield (%)      Rate (%)       Off Rate (%)    Off Rate (%)      Spread (%)      Spread (%)          %         Min %
                                                                                               Roll 1/4 Ave
Mar 31, 2006      21.86%        6.06%             7.79%            7.68%           8.12%           7.95%          42.14%        6%
Feb 28, 2006      18.24%        5.11%             5.88%            5.76%           7.37%            N/A           44.54%        6%
Jan 31, 2006      19.99%        5.47%             6.22%            6.17%           8.35%            N/A           45.20%        6%
Dec 31, 2005      19.85%         N/A              6.16%            6.12%            N/A             N/A           46.35%        6%

      Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

               The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
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
Delinquencies (loans which are 30 days or more past due)
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                                                   (% Pool)
                    ---------------------------------------------------------------------------
Month end           30-59 days        60-89 days            90-179 days           180+ days                     Total
---------           ----------        ----------            -----------           ---------                     -----
Mar 31, 2006           1.29%            1.01%                  2.40%                3.36%                       8.06%
Feb 28, 2006           1.32%            0.97%                  2.32%                3.24%                       7.85%
Jan 31, 2006           1.27%            0.93%                  2.27%                3.11%                       7.58%
Dec 31, 2005           1.17%            0.92%                  2.18%                2.99%                       7.26%

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

Payment Rate
--------------------------------------------------------------------------------
                           Payments                              Pool balance
                -------------------------------                  ------------
Month End       Total ((pound)000)      Rate (%)                  (pound)000

Mar 31, 2006         1,302,499           24.69%                    4,996,352
Feb 28, 2006         1,071,000           20.30%                    5,212,805
Jan 31, 2006         1,239,175           23.00%                    5,275,021
Dec 31, 2005         1,200,030           22.33%                    5,388,175

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Average Actual Balance:                                    (pound)       1,078

Number of Accounts:                                                  4,636,745
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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's
Report as of the 18th day of April, 2006.

The Royal Bank of Scotland plc, as Servicer
By: /s/ Colin Baillie
Name: Colin Baillie
Title: Director, Finance, Cards Business